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                                                                      Exhibit 10



INDEPENDENT AUDITORS' CONSENT

Merrill Lynch Global Financial Services Fund, Inc.:

We consent to the use in Pre-Effective Amendment No. 2 to Registration Statement No. 333-80061 of our report dated October 15, 1999 appearing in the Statement of Additional Information, which is a part of such Registration Statement.



Deloitte & Touche LLP
Princeton, New Jersey
October 15, 1999